UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2010

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 721-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2010, Allied Capital Corporation ("Allied Capital" or the "Company"), entered into a Second Amended and Restated Credit Agreement (the "Credit Agreement") pursuant to which the Company obtained a senior secured term loan in the aggregate amount of $250 million (the "Term Loan"). The Term Loan was lead arranged by J.P. Morgan Securities Inc. The proceeds of the Term Loan were used to refinance the Company’s existing senior secured private notes and secured bank facility (collectively, the "Existing Private Debt"). In connection with entering into the Term Loan, the Company used the proceeds from the Term Loan and cash on hand from asset sales and repayments to repay the Existing Private Debt in full. On January 29, 2010, after giving effect to the refinancing and the full repayment of the Existing Private Debt, the Company had total outstanding debt of $995.5 million and cash and investments in money market and other securities of approximately $128 million.

The Term Loan matures on February 28, 2011. The Company is required to make mandatory repayments of the Term Loan (i) using 56% of all net cash proceeds from asset dispositions, subject to certain conditions and exclusions, (ii) using 100% of proceeds from any unsecured debt issuance, (iii) using 100% of available cash in excess of $125 million at any month end and (iv) to cure any borrowing base deficiencies, as discussed below. In addition, the Term Loan must be repaid in full if at any time the outstanding principal balance is less than or equal to $25 million and the Company’s available cash is then equal to or greater than $125 million. The Term Loan generally becomes due and payable in full upon a change of control of the Company; except that, in certain circumstances, the Term Loan may be assumed by Ares Capital Corporation ("ARCC") in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of October 26, 2009, among ARCC, ARCC Odyssey Corp. and the Company.

At the Company’s election, borrowings under the Term Loan will generally bear interest at a rate per annum equal to (i) LIBOR plus 4.50% or (ii) 2.00% plus the higher of (a) the JPMorgan Chase Bank, N.A. prime rate, (b) the daily one-month LIBOR plus 2.5%, and (c) the federal funds effective rate plus 0.5%. In addition to the interest paid on the Term Loan, the Company incurred other fees and costs associated with the repayment and refinancing and will also incur additional exit fees, which increase over the term of the loan, as the Term Loan is repaid.

Consistent with the terms of the Existing Private Debt, the Company has granted the Term Loan lenders a blanket lien on a substantial portion of its assets. Borrowings under the Term Loan are subject to a requirement that the borrowing base (as defined in the Credit Agreement) be greater than 2.5x the outstanding principal balance of the Term Loan at any time such outstanding principal balance is greater than $175 million, and greater than 2.0x at any time such outstanding principal balance is less than or equal to $175 million. If the borrowing base falls below the minimum coverage requirement, the Company is required to make repayments of the Term Loan in an amount sufficient to bring the coverage ratio to the required level.

The Credit Agreement contains various operating covenants applicable to the Company. The Term Loan requires that the Company maintain a ratio of Adjusted EBIT to Adjusted Interest Expense (as such terms are defined in the Credit Agreement) of not less than 0.70:1.0, measured as of the last day of each fiscal quarter as provided in the Credit Agreement. In addition, the Company is precluded from incurring additional indebtedness unless its asset coverage of all outstanding indebtedness is at least 200% and may not pay dividends in excess of the minimum the Company reasonably believes is required to maintain its tax status as a regulated investment company.

The Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breach of representations or covenants, cross-defaults, bankruptcy events and failure to pay judgments. Certain of these events of default are subject to notice and cure periods or materiality thresholds. The occurrence of an event of default would permit the administrative agent for the lenders under the Term Loan, or the holders of more than 51% of the aggregate principal debt outstanding under the Term Loan, to declare the entire unpaid principal balance outstanding due and payable. Pursuant to the terms of the Credit Agreement, during the continuance of an event of default, at the election of the required lenders, the applicable interest on any outstanding principal amount of the Term Loan would increase by 200 basis points.

The foregoing description of the Credit Agreement and the Term Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Credit Agreement filed herewith as Exhibits 10.1.

On February 1, 2010, Allied Capital issued a press release announcing the Term Loan, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No. Description

10.1 Second Amended and Restated Credit Agreement, dated as of January 29, 2010, by and among Allied Capital Corporation, JP Morgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

10.2 Amended and Restated Pledge, Assignment, and Security Agreement, dated as of January 29, 2010, among Allied Capital Corporation, certain of its Consolidated Subsidiaries and U.S. Bank National Association, as Collateral Agent for the Secured Parties.

10.3 Amended and Restated Continuing Guaranty Agreement, dated as of January 29, 2010, by certain consolidated subsidiaries of Allied Capital Corporation in favor of U.S. Bank National Association, in its capacity as Collateral Agent.

10.4 Amended and Restated Continuing Guaranty Agreement, dated as of January 29, 2010, by Allied Asset Holdings LLC in favor of U.S. Bank National Association, in its capacity as Collateral Agent

99.1 Press Release dated February 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

February 1, 2010	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of January 29, 2010, by and among Allied Capital Corporation, JP Morgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.
10.2	Amended and Restated Pledge, Assignment, and Security Agreement, dated as of January 29, 2010, among Allied Capital Corporation, certain of its Consolidated Subsidiaries and U.S. Bank National Association, as Collateral Agent for the Secured Parties.
10.3	Amended and Restated Continuing Guaranty Agreement, dated as of January 29, 2010, by certain consolidated subsidiaries of Allied Capital Corporation in favor of U.S. Bank National Association, in its capacity as Collateral Agent.
10.4	Amended and Restated Continuing Guaranty Agreement, dated as of January 29, 2010, by Allied Asset Holdings LLC in favor of U.S. Bank National Association, in its capacity as Collateral Agent
99.1	Press Release dated February 1, 2010.